Leidos Proprietary

Exhibit 24
POWER OF ATIORNEY

The undersigned hereby constitutes and appoints each of
Benjamin A. Winter, Henrique B. Canarim and Ramune M. Kligys
 signing singly, as the undersigned's  true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer and/or director of Leidos Holdings,
Inc. (the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities and Exchange Act of 1934 and
the rules thereunder, as the same may be amended from time to time;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such Form with the
SEC and any other authority; and

(4) take any other action of any type whatsoever with the foregoing which, in the opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

(5) request and receive from any broker (i) periodic reports detailing the undersigned's retail holdings of the Company's securities held in his or her account(s), and (ii) confirmations of acquisition or disposition ns of the Company's securities or other derivative instruments based on any of the Company's equity, effected by such broke in or through this or her account(s), with no obligation to receive further approval from the undersigned for such request(s).

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and
Exchange Act of 1934 and the rules thereunder, as the same may be amended from time to time.

This Power of Attorney revokes all prior Power of Attorney submitted to the
Company with respect to the matters expressed herein, and shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing to the foregoing attorneys-in-fact.

                        /s/ Elizabeth A. Porter
                        Elizabeth A. Porter